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                                                                    Exhibit 23.2

KVAERNER

R. Randall Nye
Vice President-Commercial and General Counsel
Direct Dial 925/866-6419
Facsimile 925/866-6320
Email randall.nye@kvaerner.com





March 28, 2002



Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO 80401

Gentlemen:

We hereby consent to the incorporation by reference with the Registration Statement of Canyon Resources Corporation (the Company) on Form S-8 (File No. 33-37306) of the Mine Plan and Preliminary Feasibility Study, dated September 1993, prepared by Davy International pertaining to the Company's McDonald Property as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Very truly yours,



/s/ R. Randall Nye
---------------------------
R. Randall Nye








                                                                        KVAERNER
================================================================================
METALS E&C DIVISION               Tel +1 925 866 1166
12657 Alcosta Blvd., Suite 200    Fax + 1 925 866 6520
San Ramon, California 94583
USA